Exhibit 10(g)(2)

AMENDMENT TO THE
PROTECTIVE LIFE CORPORATION
DEFERRED COMPENSATION PLAN
FOR OFFICERS
NOVEMBER 4, 2002

        Protective Life Corporation (the “Company”) hereby amends the Protective Life Corporation Deferred Compensation Plan for Officers (the “Plan”).

        1. Section 4(c) of the Plan is hereby amended to read in its entirety as follows:

        (c)(1) If a stock allotment is elected in whole or in part, the Account shall be credited with a stock equivalent that shall be equal to the number of full and fractional shares of the Company's Common Stock, par value $0.50 per share (the "Common Stock"), that could be purchased with the dollar amount of the allotment using the average of the Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The "Closing Price" of the Common Stock on any trading day means the daily closing price for a share of the Common Stock on the Composite Tape for the New York Stock Exchange or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Common Stock is listed or, if the Common Stock is not listed on any such exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by a majority of the Board; provided, however, that if a Change in Control (as defined below) shall have occurred, then such determination shall be made by a majority of the Continuing Directors (as defined in Protective Life Corporation's Rights Agreement, as in effect from time to time).

        (2)(A) Except as otherwise provided in Section 4(c)(2)(B), the Account also shall be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed by (i) multiplying the dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record by the number of stock equivalents in the Account, and (ii) dividing the product thereof by the Closing Price of the Common Stock on the trading day preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by a majority of the Board; provided, however, that if a Change in Control shall have occurred, then such determination shall be made by a majority of the Continuing Directors.

        (B) An Officer may elect to receive, in lieu of the credit to his Account as provided in Section 4(c)(2)(A), an amount in cash or property equal to the amount of any dividend paid, either in cash or property (other than Common Stock) upon a share of Common Stock to a shareholder of record, multiplied by the number of stock equivalents in the Account. The Officer may make such election by executing a form prescribed by or acceptable to the Company and delivering such election form to the Company; provided that any such election shall be applicable only with respect to dividend record dates that occur after the date of such election. The Company shall make payments to the Officer pursuant to this Section 4(c)(2)(B) as soon as practicable after the applicable dividend payment date.

        2. Section 5(a) of the Plan is amended to read in its entirety as follows:

        (a) Except as otherwise provided in the Plan, at an Officer's election, the balance in his Account shall be paid to the Officer commencing on the date which the Officer has specified on the Officer's election form.

Except as otherwise provided in the Plan, the balance in the Account shall be paid either in a lump sum or, at the Officer's election, in monthly, quarterly, semiannual or annual installments, but such installments shall be payable over a period not to exceed ten (10) years (the "Payout Period"). In order to be effective, an election to change the method and/or timing of distribution with respect to the Account must be made on a form prescribed by or acceptable to the Company and received by the Company before the first day of the calendar year in which payments (i) are to begin pursuant to such election and (ii) would have begun absent such election. The amount of each installment shall be determined as of the first day of the period in which payment is to be made by dividing the then balance in the Account by the then remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by the Company as promptly as is convenient, but not more than sixty (60) days following the date specified by the Officer.

        3. A new Section 7(i) is added to the Plan after Section 7(h), such new Section 7(i) to read in its entirety as follows:

        (i) Compliance with Legal and Exchange Requirements. The Plan, and the obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may (1) postpone the issuance or delivery of Common Stock or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule or regulation, (2) require any Officer to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations, and (3) pay the Officer, in lieu of shares of Common Stock, cash in an amount equal to the product of (A) the Closing Price of the Common Stock as of the most recent practicable date before the date of payment, multiplied by (B) the number of stock equivalents in the Account. The Company shall not be obligated to sell or issue Common Stock in violation of any such laws, rules or regulations, and neither the Company nor its directors, officers or employees shall have any obligation or liability to an Officer with respect to the Officer's Account (or Common Stock issuable thereunder) because of any actions taken pursuant to the provisions of this Section 7(i).

        IN WITNESS WHEREOF, the Company has executed this document as of November 4, 2002.

PROTECTIVE LIFE CORPORATION

By: /s/ John D. Johns
John D. Johns
Chairman of the Board and President